INDEPENDENT AUDITORS' CONSENT

CMA Connecticut Municipal Money Fund of

CMA Multi-State Municipal Series Trust:

We consent to the use in Post-Effective Amendment No. 8 to Registration Statement No. 33-38833 of our report dated May 4, 1998, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey

July 24, 1998